UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2023 (December 27, 2023)

Tredegar Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 27, 2023, Tredegar Corporation (the “Company”), as borrower, and certain of the Company’s material domestic subsidiaries, as guarantors (the “Guarantors”), entered into Amendment No. 3 (the “Third Amendment”) to the Second Amended and Restated Credit Agreement dated June 29, 2022 (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 29, 2022, and that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of August 3, 2023, the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), among the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), Citizens Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto (collectively, the “Lenders”) that provides the Company with a senior secured asset-based revolving credit facility that will expire on June 30, 2026. The Third Amendment amends the Company’s existing $200 million revolving, secured credit facility under the Prior Credit Agreement that was scheduled to mature on June 29, 2027.

The material terms of the Amended Credit Agreement include the following:

•

Initial aggregate commitments of up to $180 million, which will be reduced to $125 million upon the earlier of March 31, 2025 and the date the Company receives the proceeds from the sale of its flexible packaging films business to Oben Holding Group S.A.C. (the “ABL Adjustment Date”).

•

Permitted borrowing availability based on a portion of eligible receivables, inventories, property, plant and equipment and cash and cash equivalents, as reduced by certain reserves. On the effective date of the Third Amendment, the Company’s borrowing availability was approximately $29.7 million before adjusting for the Minimum Liquidity covenant, and approximately $19.7 million once adjusted for the Minimum Liquidity covenant.

•	Outstanding borrowings will accrue interest at the rates elected by the Company depending on the type of loan and denomination of such borrowing:

•

With respect to revolving loans denominated in U.S. Dollars, the Company may elect interest rates at (a) ABR (as defined in the Amended Credit Agreement) plus 2.50% before the ABL Adjustment Date and the applicable ABR Spread (as defined in the Amended Credit Agreement) after the ABL Adjustment Date or (b) the Adjusted Term SOFR Rate (as defined in the Amended Credit Agreement) plus 3.50% before the ABL Adjustment Date and the applicable Term Benchmark Spread (as defined in the Amended Credit Agreement) after the ABL Adjustment Date.

•

Interest rate indices for select non-U.S. dollar borrowings, including borrowings denominated in euro, Pounds Sterling, Swiss Francs and Japanese Yen, remain consistent with the prior terms of the Prior Credit Agreement.

•	Debt covenants, including:

•

until the ABL Adjustment Date, the Company will be required to maintain (i) minimum Consolidated EBITDA (as defined in the Amended Credit Agreement), as of the end of each fiscal month for the 12-month period then ended, of the following:

Minimum EBITDA (In thousands)
November 2023	$22,060
December 2023	$21,070
January 2024	$21,110
February 2024	$18,750
March 2024	$16,640
April 2024	$19,780
May 2024	$19,660
June 2024	$19,450
July 2024	$21,860
August 2024	$22,830
September 2024	$25,370
October 2024	$26,070
November 2024	$27,640
December 2024	$29,640
January 2025	$29,740
February 2025	$29,850
March 2025	$29,980

and (ii) Minimum Liquidity (as defined in the Amended Credit Agreement) of $10 million.

•

Following the ABL Adjustment Date, the forgoing financial covenants will cease to exist and will be replaced with a minimum fixed charge coverage ratio of 1.00:1.00 that will be triggered in the event that availability is less than 10% of the aggregate commitment amount and continuing thereafter until availability is greater than 10% of the aggregate commitment amount for 30 consecutive days.

The Company and the Guarantors also entered into a separate third amended and restated pledge and security agreement (the “Security Agreement”), pursuant to which the Company and the Guarantors pledge all or substantially all of their assets, including equity in their direct domestic subsidiaries and certain material first-tier foreign subsidiaries, in favor of the Lenders as collateral for the obligations under the Amended Credit Agreement, any notes and the other loan documents. From time to time, the Company may be required to cause additional material domestic subsidiaries to become guarantors under the Amended Credit Agreement and grantors under the Security Agreement and to cause the equity of additional material first-tier foreign subsidiaries to be pledged in favor of the Agent for the benefit of the Lenders.

The Amended Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Amended Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the facility being terminated.

The Company and its affiliates regularly engage the Lenders to provide other banking services. All of these engagements are negotiated at arm’s length.

The foregoing descriptions of the Amended Credit Agreement and the Security Agreement are not complete and are qualified in their entirety by reference to the entire Amended Credit Agreement and the Security Agreement, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment No. 3, dated December 27, 2023, to the Second Amended and Restated Credit Agreement, dated June 29, 2022, by and among Tredegar Corporation, as borrower, certain of Tredegar Corporation’s material domestic subsidiaries, as guarantors, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Citizens Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents.

4.2	Third Amended and Restated Pledge and Security Agreement, dated as of December 27, 2023, by and among Tredegar Corporation and the subsidiaries of Tredegar Corporation listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Secured Parties (as defined therein).

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: December 28, 2023	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Vice President, General Counsel and Corporate Secretary